SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the registrant ☒   Filed by a party other than the registrant ☐

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

COMMUNITY FINANCIAL SHARES, INC.

(Name of registrant as specified in its charter)

(Name of person(s) filing Proxy Statement, if other than the Registrant)

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COMMUNITY FINANCIAL SHARES, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 28, 2008

To the Stockholders of COMMUNITY FINANCIAL SHARES, INC.:

You are cordially invited to attend the annual meeting of stockholders of COMMUNITY FINANCIAL SHARES, INC. (the “Company”) to be held on Wednesday, May 28, 2008, at 7:00 p.m., local time, at Community Bank-Wheaton/Glen Ellyn, 357 Roosevelt Road, Glen Ellyn, Illinois.

A Proxy Statement and Proxy Card for the annual meeting accompany this notice. The annual meeting is for the purpose of considering and acting upon the:

1.	Election of each of the directors of the Company to serve for a term of one year;

2.	Ratification of the appointment of BKD LLP as independent registered public accounting firm for the year ending December 31, 2008; and

3.	Transaction of such other business as may properly come before the annual meeting and any adjournment or postponement of the annual meeting.

Your Board of Directors recommends that you vote in favor of the proposals set forth in the accompanying Proxy Statement.

Only stockholders of record at the close of business on April 3, 2008 may vote at the annual meeting or any adjournment or postponement thereof.

The Company’s audited financial statements are included in the Company’s Annual Report on Form 10-K which is enclosed for your convenience.

It is important that your shares be represented and voted at the meeting. Whether or not you plan to attend the annual meeting, please act promptly by marking, signing and dating the enclosed Proxy Card and returning it in the postage paid envelope provided. As described more fully in the accompanying Proxy Statement, if you attend the meeting, you may vote your shares in person, even if you have previously submitted a written proxy.

By Order of the Board of Directors,

/s/ Christopher P. Barton
Christopher P. Barton
Secretary

Glen Ellyn, Illinois

April 25, 2008

Community Financial Shares, Inc.

357 Roosevelt Road

Glen Ellyn, Illinois 60137

PROXY STATEMENT FOR ANNUAL MEETING OF

STOCKHOLDERS TO BE HELD ON MAY 28, 2008

The Board of Directors (the “Board”) of Community Financial Shares, Inc. (the “Company”) is providing this Proxy Statement to you in connection with the solicitation of proxies by the Board for the Company’s 2008 Annual Meeting of Stockholders.

You are receiving this Proxy Statement and Proxy Card from us because you were the owner of record of shares of the Company’s common stock as of April 3, 2008, the record date for the annual meeting. This Proxy Statement describes the proposals on which we would like you to vote at the annual meeting. It also gives you information so that you can make an informed voting decision. We first mailed this Proxy Statement and accompanying Proxy Card to stockholders on or about April 25, 2008.

The Company is the parent company of Community Bank-Wheaton/Glen Ellyn (the “Bank”), an Illinois state chartered bank that primarily serves the financial needs of the communities of Wheaton and Glen Ellyn. The Company’s headquarters are located at 357 Roosevelt Road, Glen Ellyn, Illinois 60137.

VOTING AT THE MEETING

Date, Time and Place of the Meeting

We will hold the annual meeting at Community Bank-Wheaton/Glen Ellyn, 357 Roosevelt Road, Glen Ellyn, Illinois, at 7:00 p.m., local time, on May 28, 2008.

Who Can Vote

Record holders of the Company’s common stock at the close of business on April 3, 2008 are entitled to notice of and to vote at the meeting. On the record date, 1,244,667 shares of common stock were issued and outstanding and held by approximately 550 holders of record. Each stockholder of record is entitled to one vote per share of common stock on each matter submitted to a vote of stockholders, so long as those votes are represented at the annual meeting, either in person or by proxy.

Quorum and Vote Required

Quorum. We will have a quorum and will be able to conduct the business of the annual meeting if the holders of a majority of the outstanding shares of common stock entitled to vote are present at the meeting, either in person or by proxy.

Votes Required for Proposals. At this year’s annual meeting, stockholders will elect ten directors to serve for a term of one year. In voting on the election of directors, you may vote in favor of the nominees, withhold votes as to all nominees or withhold votes as to specific nominees. There is no cumulative voting for the election of directors. Directors must be elected by a plurality of the votes cast at the annual meeting. This means that the nominees receiving the greatest number of votes will be elected.

In voting on the ratification of the appointment of BKD LLP as the Company’s independent registered public accounting firm, you may vote in favor of the proposal, vote against the proposal or abstain from voting. To ratify the selection of BKD LLP as our independent registered public accounting firm for 2008, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote at the annual meeting is required.

Routine and Non-Routine Proposals. The rules of the New York Stock Exchange determine whether proposals presented at stockholder meetings are routine or non-routine. If a proposal is routine, a broker or other entity holding shares for an owner in street name may vote on the proposal without receiving voting instructions from the owner. If a proposal is non-routine, the broker or other entity may vote on the proposal only if the owner has provided voting instructions. A broker non-vote occurs when a broker or other entity is unable to vote on a particular proposal and the broker or other entity has not received voting instructions from the beneficial owner. The election of directors and the ratification of BKD LLP as our independent public accounting firm for 2008 are currently considered routine matters.

How We Count Votes. If you return valid proxy instructions or attend the meeting in person, we will count your shares to determine whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted to determine the existence of a quorum.

In the election of directors, votes that are withheld and broker non-votes will have no effect on the outcome of the election.

In counting votes on the proposal to ratify the selection of the independent registered public accounting firm, abstentions will have the same effect as a negative vote while broker non-votes will have no effect on the proposal.

Attending the Annual Meeting, Voting by Proxy

You may attend the annual meeting and vote your shares in person. You also may choose to vote by mail by completing the enclosed Proxy Card, dating and signing it, and returning it in the postage-paid envelope provided.

If you are a stockholder whose shares are held in “street name” (i.e., in the name of a broker, bank or other record holder) you must direct the record holder of your shares how to vote your shares. Your broker, bank or other holder of record may allow you to provide voting instructions by telephone or by the Internet. Please see the instruction form provided by your broker, bank or other holder of record that accompanies this Proxy Statement. If you hold your shares in street name, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of Company common stock held in street name in person at the meeting, you must obtain a written proxy in your name from the broker, bank or other nominee who is the record holder of your shares.

The Company’s Board of Directors is sending you this Proxy Statement to request that you allow your shares of Company common stock to be represented at the annual meeting by the persons named in the enclosed Proxy Card. All shares of Company common stock represented at the meeting by properly executed and dated proxies will be voted according to the instructions indicated on the Proxy Card. If you sign, date and return a Proxy Card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors. The Board of Directors recommends that you vote:

•	FOR each of the nominees for director; and

•	FOR ratification of the appointment of BKD LLP as the Company’s independent registered public accounting firm.

If any matters not described in this Proxy Statement are properly presented at the annual meeting, the persons named in the Proxy Card will use their judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the annual meeting to solicit additional proxies. If the annual meeting is postponed or adjourned, your shares of Company common stock may be voted by the persons named in the Proxy Card on the new meeting date, provided that the new meeting occurs within 30 days of the annual meeting and you have not revoked your proxy. The Company does not currently know of any other matters to be presented at the meeting.

How You May Revoke or Change Your Vote

You can revoke your proxy at any time before it is voted at the annual meeting by any of the following methods:

•	Submitting a later-dated proxy by mail.

•	Sending a written notice of revocation of proxy, prior to the taking of the vote at the meeting, to the Secretary of the Company at:

Community Financial Shares, Inc.

357 Roosevelt Road

Glen Ellyn, Illinois 60137

Attention: Christopher P. Barton, Secretary

Facsimile: 1-630-545-0399

•

Attending the annual meeting and voting in person. Your attendance at the annual meeting will not in and of itself revoke your proxy. You must also vote your shares at the meeting. If your shares are held in the name of a bank, broker or other record holder, you must obtain a proxy, executed in your favor, from the record holder to be able to vote at the annual meeting.

Costs of Solicitation

The Company will pay the costs of soliciting proxies. In addition to solicitation by mail, the directors, officers and employees of the Company may also solicit proxies from stockholders by telephone, telecopy, telegram, or in person. Upon request, the Company will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in sending the proxy materials to beneficial owners.

PROPOSAL 1 – ELECTION OF DIRECTORS

The Company’s Board of Directors is currently comprised of ten directors who are annually elected for a one-year term. The Board of Directors has nominated William F. Behrmann, Penny A. Belke, H. David Clayton, Raymond A. Dieter, Jr., Donald H. Fischer, Robert F. Haeger, Scott W. Hamer, Mary Beth Moran, Joseph S. Morrissey and John M. Mulherin for election as directors at the annual meeting. If elected, all will serve as directors until the annual meeting of stockholders to be held in 2009 and until their successors have been duly elected and qualified.

Proxies will be voted, unless otherwise indicated, for the election of the ten nominees for director. Proxies will be voted in a discretionary manner should any nominee be unable to serve. All of the nominees are currently serving as directors of the Company and have consented to serve. At this time, the Company knows of no reason why any nominee might be unable to serve.

The Board of Directors unanimously recommends a vote FOR each of the nominees for election as directors.

Information about the nominees is set forth below. The age indicated for each individual is as of December 31, 2007. The dates shown for service as a director of the Company include service as a director of the Bank.

Name and Background	Director Since
William F. Behrmann, age 65, has been owner and President of McChesney & Miller, Inc., located in Glen Ellyn, Illinois (a grocery store and market) since October 2002, employed there since 1959	1994

Penny A. Belke, DDS, age 56, has been a dentist and has owned and operated her practice in Glen Ellyn since 1980	2004

H. David Clayton, DVM, age 68, has been a veterinarian in Glen Ellyn since 1966. Dr. Clayton was listed in Who’s Who in Veterinary Medicine and Science. He is currently President of Clayton Consulting, a veterinary management and consulting firm, and is owner of Fox Valley Veterinary Hospital, P.C. in Ottawa, Illinois	1994

Raymond A. Dieter, Jr., MD, age 73, has been a surgeon with the DuPage Medical Group, located in Glen Ellyn, Illinois (a surgery and health care clinic) since 1969. Dr. Dieter has also been President of the Center for Surgery, located in Naperville, Illinois (an outpatient and surgery clinic) since 1990	1994

Donald H. Fischer, age 71, has been Chairman of Community Financial Shares, Inc., located in Glen Ellyn, Illinois (a bank holding company) since July, 2000. Mr. Fischer has also been Chairman of Community Bank-Wheaton/Glen Ellyn, located in Wheaton, Illinois and Glen Ellyn Illinois (an Illinois state-chartered bank) since March 1994. Mr. Fischer was previously President and Chief Executive Officer of the Company from 2000 until January 2007 and was also previously President and Chief Executive Officer of the Bank from 1994 until January 2007	1994

Robert F. Haeger, age 58, is a partner with Langan, Haeger, Vincent & Born, an Illinois insurance company located in Wheaton, Illinois since 1971	2005

Scott W. Hamer, age 50, was named President and CEO of the Company and the Bank in January 2007, was previously Vice President, Chief Financial Officer and Assistant Secretary of the Company since April 2003 and Senior Vice President, Chief Financial Officer and Chief Operations Officer of the Bank since April 2003.	2007

Mary Beth Moran, age 37, is a certified public accountant and registered investment advisor. She has been a partner in the CPA firm of Kirkby, Phelan and Associates, located in Bloomingdale, Illinois since 1994	2004

Joseph S. Morrissey, DDS, age 68, has been a Wheaton dentist since 1969	1994

John M. Mulherin, age 65, is of-counsel to Mulherin, Rehfeldt & Varchetto P.C., Attorneys at Law, Wheaton, Illinois, a professional corporation engaged in the practice of law. Mr. Mulherin continues to practice law with Mulherin, Rehfeldt & Varchetto PC, but no longer has an ownership interest in the firm	1995

CORPORATE GOVERNANCE

Director Independence

The Board of Directors has determined that all directors other than Mr. Fischer, whom we employed as President and Chief Executive Officer until January 1, 2007, and Mr. Hamer, whom we have employed as President and Chief Executive Officer since January 1, 2007, are independent under the listing requirements of the Nasdaq Stock Market and applicable federal law.

Although our common stock is traded on the over-the-counter market and is not presently listed on the Nasdaq Stock Market or listed on a national securities exchange, and as such is not subject to the corporate governance requirements of Nasdaq, the New York Stock Exchange or otherwise, we firmly believe that sound corporate governance is in our best interest and that of our stockholders. To that end, the Board of Directors has adopted the definition of director independence that is set forth in Nasdaq’s listing standards. There are no Company directors currently serving as a director of any other public company. In determining the independence of its directors, the Board of Directors considered transactions, relationship or arrangements between the Company, the Bank and its directors that were not required to be disclosed in this Proxy Statement under the heading “Review, Approval or Ratification of Transactions with Related Persons,” including loans that the Bank directly or indirectly made to Directors. Director Mulherin is Of-Counsel with Mulherin, Rehfeldt & Varchetto, a professional corporation engaged in the practice of law, and has provided regular legal counsel in the ordinary course of business.

Shareholder Communication with Directors

Stockholders may communicate directly with members of the Company’s Board of Directors by mail addressed to the full Board of Directors, a specific member or to a particular committee of the Board of Directors at Community Financial Shares, Inc., 357 Roosevelt Road, Glen Ellyn, Illinois 60137.

Corporate Governance Guidelines

The Board of Directors has adopted corporate governance guidelines to govern certain activities, including: the duties and responsibilities of directors; the composition, responsibilities and operations of the Board of Directors, the establishment and operation of Board committees; succession planning; convening executive sessions of independent directors; the Board of Directors’ interaction with management and third parties; and the evaluation of the performance of the Board of Directors and of the Chief Executive Officer.

Code of Business Conduct and Ethics

The Company has adopted a Code of Conduct and Ethics that is designed to ensure that the Company’s directors and employees meet the highest standards of ethical conduct. The Code of Conduct and Ethics, which applies to all employees and directors, addresses conflicts of interest, the treatment of confidential information, general employee conduct and compliance with applicable laws, rules and regulations, In addition, the Code of Conduct and Ethics is designed to deter wrongdoing and promote honest and ethical conduct, the avoidance of conflicts of interest, full and accurate disclosure and compliance with all applicable laws, rules and regulations.

REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS

The Sarbanes-Oxley Act of 2002 generally prohibits loans by the Company to its executive officers and directors. However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans by the Bank to its executive officers and directors in compliance with federal banking regulations. Federal regulations require that all loans or extensions of credit to executive officers and directors of insured financial institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk of repayment or present other unfavorable features. The Bank is therefore prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public. Notwithstanding this rule, federal regulations permit the Bank to make loans to executive officers and directors at reduced interest rates if the loan is made under a benefit program generally available to all other employees and does not give preference to any executive officer or director over any other employee, although the Bank does not currently have such a program in place.

Pursuant to the Company’s Audit Committee Charter, the Audit Committee periodically reviews, no less frequently than quarterly, a summary of the Company’s transactions with directors and executive officers of the Company and with firms that employ directors, as well as any other related person transactions, for the purpose of recommending to the disinterested members of the Board of Directors that the transactions are fair, reasonable and within Company policy and should be ratified and approved. Also, in accordance with banking regulation and its policy, the Board of Directors reviews all loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his or her related interests, exceed the greater of $25,000 or 5% of the Company’s capital and surplus (up to a maximum of $500,000) and such loan must be approved in advance by a majority of the disinterested members of the Board of Directors. Additionally, pursuant to the Company’s Code of Ethics and Business Conduct, all executive officers and directors of the Company must disclose any existing or potential conflicts of interest to the President and Chief Executive Officer of the Company. Such potential conflicts of interest include, but are not limited to, the following: (1) owning a material financial interest in a competitor of the Company, or an entity that does business or seeks to do business with the Company; (2) being employed by, performing services for, serving as an officer of, or serving on the board of directors of any such entity; (3) making an investment that could compromise an individual’s ability to perform his or her duties to the Company; and (4) having an immediate family member who engages in any of the activities identified above.

MEETINGS AND COMMITTEES OF THE BOARD

Information Regarding Board of Directors and Committees

The Company’s Board of Directors has four standing committees: the Executive Committee, Compensation Committee, Nominating Committee and Audit Committee.

Meetings of the Board of Directors

The Board of Directors held 16 meetings in 2007. All directors attended at least three-fourths of the aggregate number of meetings of the Board and Board Committees in which they were eligible to attend in 2007. The Company encourages members of its Board of Directors to attend the Company’s Annual Meeting of Stockholders. All of the Directors attended the Annual Meeting of Stockholders held on May 23, 2007.

Board Committees

Executive Committee

The independent directors of the Company meet periodically as the Executive Committee of the Board, as circumstances warrant. The function of the Executive Committee is to consider in executive session any matters where management may have a personal interest. The Executive Committee did not meet in 2007.

Nominating Committee

The Nominating Committee of the Board of Directors is comprised of Messrs. Mulherin and Fischer and Drs. Morrissey and Clayton, with Mr. Mulherin serving as Committee Chairman. The Nominating Committee is responsible for nominating qualified candidates for Board membership and recommending to the Board the directors to serve on each committee of the Board. Each member of the Nominating Committee is independent, other than Mr. Fischer; and the committee meets independently of Mr. Fischer when considering matters relating to his Board service. The Nominating Committee held 2 meetings in 2007. All current nominees for election as directors were nominated by the Nominating Committee and approved for submission to the stockholders by the current Board of Directors. No person recommended any nominee other than in his capacity as a member of the Nominating Committee. The Company’s Board of Directors adopted a written Nominating and Corporate Governance Committee Charter on September 19, 2007.

In evaluating candidates for Board membership, the Nominating Committee assesses the contribution that the candidate’s skills and expertise, together with his or her knowledge of the markets served by the Company’s operations, will make with respect to the Company’s strategy and operations. Final consideration of the nominees is conducted by the entire Board.

Audit Committee

The members of the Audit Committee are William F. Behrmann, Mary Beth Moran, John Mulherin and Joseph S. Morrissey, with Dr. Morrissey serving as Committee Chairman. The Board of Directors has determined that Mrs. Moran is an “audit committee financial expert” as that term is defined by the applicable rules and regulations of the Securities and Exchange Commission. The Board of Directors has examined the composition of the Audit Committee in light of applicable federal law and the rules of the Nasdaq Stock Market governing audit committees, and has confirmed that all members of the Audit Committee are “independent” within the meaning of those rules. The Audit Committee held 4 meetings during 2007. The Audit Committee operates pursuant to a written charter that has been approved by the Board of Directors. A copy of the charter was included as an appendix to the Company’s proxy statement filed with the Securities and Exchange Commission on April 13, 2007.

Compensation Committee

The Compensation Committee of the Board of Directors is comprised of Mrs. Belke, Messrs. Behrmann and Fischer and Drs. Dieter and Morrissey, with Dr. Dieter serving as Committee Chairman. The Committee meets independently of Mr. Fischer in matters involving his compensation. The Compensation Committee held 6 meetings in 2007.

The Compensation Committee reviews executive compensation and performance and establishes compensation policies and incentives. Duties of the Compensation Committee include the responsibility to establish base salary, incentive compensation and any other compensation for Company officers. Other than Mr. Fischer, executive officers of the Company do not have a role in determining or recommending the amount or form of executive and director compensation. The Company’s Board of Directors has not adopted a written Charter for the Compensation Committee, but the Compensation Committee does follow guidelines established by the Board of Directors.

Compensation Committee Interlock and Insider Participation

Mr. Fischer served as Chairman of the Company during 2007 and also served as a member of the Compensation and Nominating Committees. He continues to serve on the committees in 2008 and also holds title of Chairman of the Company. The other members of the Compensation and Nominating Committees are independent directors.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2007.

We have discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Those Charged with Governance, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

We have received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the independent registered public accounting firm the firm’s independence.

Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

Management is responsible for the Company’s financial reporting process including its systems of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principals. The Company’s independent auditors are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures and, therefore, our discussions with management and the independent auditors do not assure that the financial statements are presented in accordance with generally accepted accounting principals. We have relied, without independent verification, on management’s representation that the financial statements have been prepared in conformity with U.S. generally accepted accounting principals and on the representations of the independent auditors included in their report on the Company’s financial statements.

William F. Behrmann	Mary Beth Moran

Joseph S. Morrissey Chairman	John M. Mulherin

EXECUTIVE OFFICERS

The Board of Directors annually elects the Company’s executive officers, who serve at the Board’s discretion. Ages presented are as of December 31, 2007. Our executive officers are:

Name	Age
Donald H. Fischer	71	Chairman of the Board

Scott W. Hamer	50	President and Chief Executive Officer

Christopher P. Barton	49	Vice President and Secretary

William W. Mucker	46	Vice President and Assistant Secretary

Eric J. Wedeen	44	Vice President, Chief Financial Officer and Assistant Secretary

Below is information regarding our executive officers who are not also directors. Each executive officer has held his current position for the last five years, unless otherwise stated.

Christopher P. Barton has been Vice President and Assistant Secretary of the Company since July 2000. In March 2003, Mr. Barton assumed the duties of Secretary of the Company and the Bank. Mr. Barton has also been Senior Vice President and Assistant Secretary of the Bank since October 1998 and was named Executive Vice President of the Bank in June 2007.

William W. Mucker has been Vice President and Assistant Secretary of the Company since February 2003. Mr. Mucker also has been Senior Vice President, Chief Credit Officer and Assistant Secretary of the Bank since February 2003.

Eric J. Wedeen has been Vice President, Chief Financial Officer and Assistant Secretary of the Company and Senior Vice President and Chief Financial Officer of the Bank since January 2007. Prior thereto, Mr. Wedeen was Vice President and Controller of Midwest Bank and Trust Company from May 2006 to January 2007 and previously was Senior Vice President and Chief Financial Officer of EFC Bancorp from December 2002 until January 2006.

EXECUTIVE COMPENSATION

2007 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Options (1)($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)		All Other Compens- ation (3)($)	Total ($)
Scott W. Hamer	2007	180,000	27,450	1,131	864	(2)	53,271	262,716
President & CEO,	2006	105,644	21,036	1,131	—		20,357	148,168
Community Financial Shares, Inc.
Christopher P. Barton	2007	128,707	21,063	1,038	—		20,975	171,783
Vice President, Secretary,	2006	115,266	21,872	865	—		28,791	166,794
Community Financial Shares, Inc.
William W. Mucker	2007	130,000	21,301	1,131	—		16,439	168,871
Vice President, Assistant	2006	123,400	21,932	1,131	—		24,404	170,867
Secretary, Community Financial
Shares, Inc.

(1)	Represents the award of options measured in dollars and calculated in accordance with FAS 123(R). The FAS 123(R) fair value per share is based on certain assumptions which are explained in footnote (14) to the Company’s financial statements which are included in the accompanying Form 10-K. The amounts shown include a portion of each grant made in prior years to the extent the vesting period fell in 2007. During 2007, Mr. Hamer was awarded 800 stock options at $23.00. The amount shown represents the expense recognized by the Company for the following options that vested during the year. (1) Mr. Hamer 350 shares at $3.23 fair value, (2) Mr. Barton 600 shares at $1.73 fair value, and (3) Mr. Mucker 350 shares at $3.23 fair value.

(2)	Represents Mr. Hamer’s change in pension value and nonqualified deferred compensation earnings in 2007 under the Director’s Retirement Plan.

(3)	Represents perquisites and other benefits received in 2007 as follows: (A) Mr. Hamer – Company matching and contributions to the Profit Sharing/401(k) Plan $20,427, directors fees $13,800, club dues $14,579 and use of Company owned automobile $4,465; (B) Mr. Barton – Company matching and contributions to the Profit Sharing/401(k) Plan $13,170 and use of Company owned automobile $7,805; and (C) Mr. Mucker – Company matching contributions to the Profit Sharing/401(k) Plan $15,274 and use of Company automobile $7,052.

Employment Agreement and Other Compensatory Arrangements

The Bank has entered into change-in-control agreements with Scott W. Hamer, Christopher P. Barton and William W. Mucker. For more information on these agreements, see “Potential Payments Upon Change in Control” below.

On December 31, 2006, the Company’s Board of Directors approved a compensation package for Scott W. Hamer in connection with Mr. Hamer’s appointment as President and Chief Executive Officer of the Company and the Bank. The compensation package, which was effective January 1, 2007, included an annual salary of $180,000 and membership dues at a local country club. Additionally, the package provided that Mr. Hamer would continue to be eligible for a possible annual bonus equal to up to 25% of his yearly salary, and would continue to receive as other perquisites an automobile allowance and the opportunity to participate in the benefit programs generally maintained by the Company for the benefit of its employees. Mr. Hamer’s compensation arrangement was not memorialized in a written contract.

Grants of Plan Based Awards in 2007

The following table provides information concerning all stock and option awards granted to the named executive officers in 2007.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options (1)	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock Awards and Options (2)
Scott W. Hamer	March 26, 2007	—	800	23.00	3,424
Christopher P. Barton	—	—	—	—	—
William W. Mucker	—	—	—	—	—

(1)	Vest in ten annual installments beginning on the first anniversary of the date of grant.

(2)	Sets forth the grant date fair value of stock and option awards calculated in accordance with FAS 123(R). The grant date fair value for option awards is equal to the number of options multiplied by a fair value of $4.28 for Mr. Hamer, which was computed using the Black-Scholes option pricing model. For further information regarding the assumptions used to calculate fair value, see footnote 14 to the Notes to the Consolidated Financial Statements contained in Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

Outstanding Equity Awards at Fiscal Year-End 2007

The following table provides information concerning exercisable options and unexercised options that have not vested for each named executive officer outstanding as of December 31, 2007. The table also discloses the exercise price and the expiration date.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END (1)

	OPTION AWARDS				STOCK AWARDS
Name	Number of Securities Underlying Options (#) Exercisable	Number of Securities Underlying Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Scott W. Hamer	1,300	3,100	$17.50	4/21/2013	N/A	N/A
Scott W. Hamer	0	800	$23.00	3/26/2017	N/A	N/A
Christopher P. Barton	1,100	400	$9.38	11/1/2008	N/A	N/A
William W. Mucker	1,300	3,100	$17.50	2/13/2013	N/A	N/A

(1)	All numbers have been adjusted to reflect the Company’s two-for-one stock split effective December 27, 2006.

Pension Benefits / Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation

The Company maintains a Profit Sharing/401(k) Plan, which is a combination of 401(k) deferrals by the employees, matching by the Company and “profit sharing” contributions by the Company, to give employees the opportunity to save for retirement on a tax-deferred basis. Total 401(k) deferrals in any taxable year may not exceed the dollar limit that is set by law. In 2007 this amount was $15,500 and $20,500 for those over the age of 50. Each year the Company may contribute matching profit sharing contributions for its employees. In 2007, the Company made matching contributions equal to 15% of each named executive officer’s individual 401(k) deferrals.

Potential Payments Upon Change In Control

During 2002 and 2003, the Bank entered into change-of-control agreements with Mr. Hamer, Mr. Barton and Mr. Mucker. The letter agreements provide for enumerated benefits to be provided by the Bank to said executive officers upon the occurrence of certain events within 18 months after a change of control of the Company or the Bank.

Each letter agreement provides for the payment of severance benefits, if, at any time within 18 months following a change of control, the officer’s employment is terminated as a result of (i) his disability, death or retirement pursuant to any retirement plan or policy of the Bank of general application to key employees; (ii) the essential elements of the officer’s position being materially reduced without good cause, each without the officer’s voluntary consent; (iii) a material reduction in the officer’s aggregate compensation, not related to or resulting from documented, diminished performance; or (iv) the officer being required to regularly perform services at a location which is greater than 50 miles from his principal office at the time of the change of control.

The severance benefits to be provided are an immediate lump-sum cash payment equal to nine months of the terminated executive’s current annual salary, exclusive of periodic bonus compensation, plus any unused earned vacation time and continued medical and life insurance coverage to the officer and his family for a maximum of nine months. Upon termination of the insurance coverage, the officer is entitled to exercise the policy options normally available to the Bank’s employees upon termination of employment (for example, the officer may elect to continue coverage under COBRA).

The Company entered into the change-of-control agreements because if a change of control should occur, the Company wants its executives to be focused on the business of reorganization and the interests of shareholders. In addition, the Company believes the agreements are consistent with market practice and assist the Company in retaining its executive talent. The form of the change-of-control agreements has been filed as Exhibit 10 to the Company’s Quarterly Report on Form 10-QSB for the quarter ended June 30, 2002.

The following table details the potential obligations of the Company under these agreements.

POTENTIAL PAYMENTS UNDER CHANGE-IN-CONTROL AGREEMENTS

Name	Lump Sum Cash Payment of Nine Months Salary($)(1)	Amount Realized on the Exercise of Outstanding Stock Options($)(1)	Cost of Nine Months of Medical Insurance Benefits($)	Cost of Nine Months of Life Insurance Benefits($)
Scott W. Hamer	135,000	35,640	13,338	43
Christopher P. Barton	90,167	24,330	13,338	43
William W. Mucker	96,530	35,640	13,338	43

(1)	The above amounts assume a triggering event occurred on December 31, 2007. The salary used is the amount in effect on December 31, 2007 as well as the stock price for the realized gain on the exercise of options on that date, which was $25.60 per share.

DIRECTOR COMPENSATION

The following table provides information with respect to the compensation of our directors who are not also named Executive Officers in 2007.

DIRECTOR COMPENSATION

	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Stock Awards ($)	Non-equity Incentive Plan Compensation ($)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($)(2)	All Other Compensation ($)(3)	Total ($)
William Behrmann	16,475	—	N/A	N/A	10,468		26,943
Penny Belke	13,975	1,080	N/A	N/A	4,000		19,055
H. David Clayton	17,150	—	N/A	N/A	9,718		26,868
Raymond Dieter	15,200	—	N/A	N/A	12,587		27,787
Donald H. Fischer	14,600	—	N/A	N/A	7,226	2,730	24,556
Robert Haeger	15,225	1,245	N/A	N/A	2,401		18,871
Mary Beth Moran	16,925	1,080	N/A	N/A	512		18,517
Joseph Morrissey	16,475	—	N/A	N/A	11,230		27,705
John Mulherin	20,525	—	N/A	N/A	3,429		23,954

(1)	The amount appearing in this column represents the dollar amount recognized by the Company in accordance with FAS 123(R) - Penny Belke and Mary Beth Moran each had 300 options vest at a fair value of $3.60 in 2007. Robert Haeger had 300 options vest at a fair value of $4.15.

(2)	The amount in this column represents the aggregate increase in the present value of each director’s accumulated benefit under the Director’s Retirement Plan. Also, included in this column are the earnings on the amount deferred by the Director under the Company’s voluntary deferred compensation plan.

(3)	Represents club dues.

Directors of the Company were paid a fee of $800 for each Board meeting attended in 2007. In addition, directors were paid an annual retainer of $1,800. Committee fees of $75 were paid to those directors who attended any of the Committee meetings. No changes have been made to the Board fee structure for 2008.

The Company maintains a voluntary deferred compensation plan in which directors may defer receipt of any part or all of their respective directors fees, including retainer and committee fees. The deferred fees are credited to an account for the director, which is also credited with an amount determined by multiplying the balance of the account by a rate of interest adjusted annually. The interest amount is credited on December 31 of each year. Equal installment payments over 120 months commence on the first day of the calendar month following the end of the director’s term due to resignation, removal, or failure to be re-elected.

Non-employee directors of the Company are eligible to receive options to purchase shares of common stock under the Company’s Option Plan. The Company’s historical practice has been to grant each non-employee director an option to purchase 750 shares of common stock at the time he or she was first elected or appointed as a director of the Company. As required by the terms of the Option Plan, the exercise price of all options is the market value of the common stock on the date of the grant. The Company’s historical practice has been to have non-employee director options become exercisable in annual cumulative installments, commencing one year from the date of grant, with full vesting occurring on the fifth anniversary of the date of grant. As required by SEC regulations, grants of stock options are valued at the grant date fair value computed in accordance with FAS 123(R). All options granted to directors are fully vested with the exception of the options held by Mary Beth Moran, Penny Belke, Scott Hamer and Robert Haeger. The expense incurred by the Company for vesting that occurred in 2007 is disclosed in the table.

The directors of the Company also participate in the Directors’ Retirement Plan. During the term of a director’s service, the Company accrues an amount equal to the director’s annual retainer fee. If a director retires prior to age 75, accrued benefits are prorated based on years of service. If a director retires after age 75 (or after 13 years of service) 100% of the accrued benefits are paid out in 120 equal monthly installments, or, at the retired director’s election, in a lump sum discounted at 6%. In the event of a director’s death, the Company has the option to pay the accrued benefits in 120 equal monthly installments or a non-discounted lump sum. In the event of a director’s disability that prevents further service, the accrued benefits are paid out in 120 equal monthly installments. The Directors Retirement Plan was filed as Exhibit 10 to the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2000.

PROPOSAL 2 – RATIFICATION OF BKD LLP AS INDEPENDENT AUDITORS

The Audit Committee has recommended the appointment of BKD LLP as our independent registered public accounting firm for the year ending December 31, 2008 and our stockholders are asked to approve the appointment of BKD LLP as our independent registered public accounting firm for the year ending December 31, 2008 at the annual meeting.

We expect that one or more representatives of BKD LLP will be present at the annual meeting. Each of these representatives will have the opportunity to make a statement, if he or she desires, and is expected to be available to respond to any questions.

The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of BKD LLP as our independent registered public accounting firm for the year ending December 31, 2008.

Registrant’s Certifying Accountant

BKD LLP serves as our external auditor and was engaged in 2003 as our independent public accountant. Crowe Chizek, our internal auditor, has expanded our internal audit procedures and reviews key internal controls.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

The consolidated financial statements of the Company for the year ended December 31, 2007 have been examined by BKD LLP, the Company’s independent registered public accounting firm in 2007. The Company’s Audit Committee has selected BKD LLP to be the Company’s independent registered public accounting firm for the year ending December 31, 2008, subject to stockholder ratification at the annual meeting. In addition, Crowe Chizek, an independent registered public accounting firm has been selected to conduct the Company’s internal audit for 2008.

Principal Accounting Firm Fees

The following table sets forth the aggregate fees billed to the Company for the fiscal years ended December 31, 2007 and December 31, 2006 by BKD LLP:

	2007	2006
Audit Fees(1)	$74,409	$74,522
Tax Fees(2)	$6,495	$9,790
All Other Fees(3)	$9,320	$13,600

Total Fees	$90,224	$97,912

(1)

Includes fees for professional services rendered for audits of the Company’s consolidated financial statements and internal control over financial reporting, reviews of condensed consolidated financial statements included in the Company’s Forms 10-Q, and assistance with regulatory filings. All of the fees were pre-approved by the Audit Committee in accordance with the Committee’s pre-approval policy.

(2)	Includes fees primarily related to tax return preparation and review and tax planning and advice.

(3)	All Other Fees includes fees related to a cost segregation analysis completed on two of the Company’s facility offices for 2007 and 2006.

In approving fees, other than Audit Fees, the Audit Committee considers whether the provision of services described above under “All Other Fees” is compatible with maintaining the auditor’s independence.

VOTING SECURITY OWNERSHIP

OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of April 3, 2008, the Company had 1,244,667 shares of common stock issued and outstanding and held by approximately 550 holders of record. Each stockholder of record is entitled to one vote per share of common stock on each matter submitted to a vote of stockholders, so long as those votes are represented at the annual meeting, either in person or by Proxy.

Security Ownership Of Certain Beneficial Owners

The Company knows of no persons or groups which are beneficial owners of more than five percent of the Company’s outstanding common stock.

Security Ownership Of Management

The following table indicates, as of April 3, 2008, the number of shares of common stock beneficially owned by each director of the Company, the named executive officers of the Company, included in the Summary Compensation Table and all directors and executive officers of the Company as a group.

SECURITY OWNERSHIP OF MANAGEMENT

	Common Stock Beneficially Owned on April 3, 2008
Name of Beneficial Owner	Number of Shares (1)	Percent of Common Stock Outstanding
William F. Behrmann(6)	7,248	0.58%
Penny A. Belke, DDS(6)	3,490	0.28%
H. David Clayton, DVM(2)(6)	29,934	2.40%
Raymond A. Dieter, Jr., MD(3)(6)	42,312	3.40%
Donald H. Fischer(6)	53,206	4.27%
Robert F. Haeger	2,600	0.21%
Scott W. Hamer	2,350	0.19%
Mary Beth Moran(6)	1,652	0.13%
Joseph S. Morrissey, DDS(4)(6)	46,746	3.76%
John M. Mulherin(5)(6)	8,396	0.67%
Christopher P. Barton	20,342	1.63%
William W. Mucker	2,900	0.23%
All Directors and Executive Officers as a Group (12 Persons)	221,176	17.77%

(1)	Includes shares issuable pursuant to stock options currently exercisable within 60 days of April 3, 2008, as follows: Dr. Belke, 600 shares, Mr. Barton, 1,100 shares; Mr. Hamer, 1,750 shares; Mrs. Moran, 600 shares, and Mr. Mucker, 1,700 shares.

(2)	Includes 12,440 shares held in a trust of which Dr. Clayton is trustee.

(3)	Includes 2,776 shares held in a trust of which Dr. Dieter is trustee.

(4)	Includes 14,678 shares held in joint tenancy of which Dr. Morrissey has shared investment and voting power and 7,900 shares held in an employee retirement plan.

(5)	Includes 4,112 shares held in joint tenancy of which Mr. Mulherin has shared investment and voting power and 1,208 shares held by Mr. Mulherin’s spouse in an IRA.

(6)	On April 5, 2007, Lakeside Partners, a partnership in which Directors Behrmann, Belke, Clayton, Dieter, Fischer, Moran, Morrissey and Mulherin dissolved and made a distribution of Company common stock to each of its partners. Due to this distribution, each partner retained an ownership interest in 52 shares of Company common stock. These shares are now held in direct ownership.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires executive officers and directors, and persons who beneficially own more than 10% of any class of the Company’s equity securities to file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers, directors and beneficial owners of more than 10% of any class of our equity securities are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely upon a review of Forms 3, 4 and 5 (and amendments thereto) furnished to us during our most recent fiscal year, all transactions were reported on a timely basis and we do not know of any failure to file a Section 16(a) form as required.

STOCKHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

Proposals will be considered timely and may be eligible for inclusion in the Company’s 2009 Proxy Statement if they are received by the Company at 357 Roosevelt Road, Glen Ellyn, Illinois 60137 in the form of a written notice no later than December 26, 2008. Otherwise, such a proposal will be considered untimely. Any stockholder proposal will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

OTHER BUSINESS

The Board of Directors does not know of any business to be brought before the annual meeting other than the matters described in the notice of annual meeting. However, if a stockholder properly brings any other matters for action, each person named in the accompanying Proxy Card intends to vote the Proxy in accordance with his judgment on such matters.

By Order of the Board of Directors,

Christopher P. Barton
Secretary

April 25, 2008

A copy of the Company’s 2007 annual report to the Securities and Exchange Commission on Form 10-K has been furnished with this Proxy Statement. Copies of the exhibits to the 2007 Form 10-K will be furnished to requesting stockholders upon payment of the Company’s expenses in furnishing such exhibits.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 28, 2008

Please complete, date, sign and mail the
detached Proxy Card in the enclosed postage-prepaid envelope.

DETACH PROXY CARD HERE

When this Proxy is properly executed, the shares to which it relates will be voted in the manner directed herein. If no direction is made, the shares will be voted FOR the election of all nominees for director listed on the reverse side of this card and FOR the ratification of the appointment of BKD LLP as independent registered public accounting firm for the year ending December 31, 2008.

By signing this Proxy Card you acknowledge receipt of the Notice of Annual Meeting of Stockholders to be held May 28, 2008 and the related Proxy Statements dated April 25, 2008.

Signature ________________________ Signature ________________________ Date________________________,2008

If you plan to personally attend the Annual Meeting of Stockholders, please check the box below and list the names of any attendees on the reverse side.

Return this stub in the enclosed envelope with your completed Proxy Card.

Please sign exactly as your name (or names) appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, or guardian, please give full title as such. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized partner. The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof. As described more fully in the accompanying Proxy Statement, you may revoke this Proxy by submitting a later dated Proxy or written notice of revocation or by attending the Annual Meeting and voting your shares in person. Attendance at the Annual Meeting will not in itself constitute revocation of your proxy.	I/we do plan to attend the 2008 meeting.	☐

Community Financial Shares, Inc. Proxy Solicited by the Board of Directors for the Annual Meeting of Stockholders to be held May 28, 2008

PLEASE LIST NAMES OF PERSONS ATTENDING

The undersigned hereby appoints H. David Clayton, Raymond A. Dieter and Donald H. Fischer, and each of them individually, as proxies, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote at the Annual Meeting of Stockholders of COMMUNITY FINANCIAL SHARES, INC. to be held May 28, 2008, and at any adjournments thereof, on the following proposals:

	1. Election of Directors. Nominees:	FOR	VOTE WITHHELD		FOR	VOTE WITHHELD

	01 William F. Behrmann	☐	☐	06 Robert F. Haeger	☐	☐

	02 Penny A. Belke	☐	☐	07 Scott W. Hamer	☐	☐

	03 H. David Clayton	☐	☐	08 Mary Beth Moran	☐	☐

	04 Raymond A. Dieter, Jr.	☐	☐	09 Joseph S. Morrissey	☐	☐

	05 Donald H. Fischer	☐	☐	10 John M. Mulherin	☐	☐

2. Ratification of the appointment of BKD LLP as independent registered public accounting firm for the year ending December 31, 2008.	FOR ☐	AGAINST ☐	ABSTAIN ☐

The proxies named above are authorized to vote in their discretion with respect to other matters that properly come before the Annual Meeting or any adjournment of the Annual Meeting. As of April 25, 2008, Community Financial Shares, Inc. does not know of any such other matters to be presented at the Annual Meeting.

You are encouraged to specify your choices by marking the appropriate box, but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendations. Your shares cannot be voted by the proxies unless you sign, date and return this card.			SEE REVERSE SIDE